UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-165979

UNDER

THE SECURITIES ACT OF 1933

Icagen, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1785001
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

(Address of Principal Executive Offices)

Amy W. Schulman

Executive Vice President and General Counsel

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Telephone: (212) 733-2323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven A. Wilcox

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 of the Registrant (the “Registration Statement”) (File No. 333-165979), pertaining to the shelf registration of an indeterminate number of shares of the Registrant’s common stock, preferred stock, debt securities and warrants (“Securities”), up to a total dollar amount of $25,000,000, which was filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2010.

Pursuant to an Agreement and Plan of Merger dated July 20, 2011 among Pfizer Inc., a Delaware corporation (“Pfizer”), Eclipse Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pfizer (“Eclipse”), and the Registrant, Eclipse was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on October 27, 2011.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Securities registered but not sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 27, 2011.

ICAGEN, INC.

By:	/s/ ANDREW MURATORE
Name:	Andrew Muratore
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-3 has been signed below by the following persons in the capacities indicated on October 27, 2011.

SIGNATURE	TITLE

/s/ RUTH MCKERNAN	Ruth Mckernan
President (Principal Executive Officer)

/s/ WILLIAM ROCHE	William Roche
Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DOUGLAS E. GIORDANO	Douglas E. Giordano
Director

/s/ ANDREW MURATORE	Andrew Muratore
Director